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                                                                     EXHIBIT 4.1

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                               VIDEOSERVER, INC.

     Pursuant to Section 242 of the Delaware General Corporation Law it is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is

                               VideoServer, Inc.

     2. The Certificate of Incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

        "Article First:  The name of the Corporation is

                                 Ezenia! Inc."

     3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on November 4, 1999.

                                                /s/ Gary J. Kraemer
                                                -------------------------------
                                                Name:   Gary J. Kraemer
                                                Title:  VP Finance